UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2007

China Biopharma, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-50005	04-3703334
(Commission File Number)	(IRS Employer Identification No.)

31 Airpark Road
Princeton, New Jersey 08540
(Address of principal executive offices and zip code)

609-651-8588
(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 13, 2007, the Board of Directors (the “Board”) of China Biopharma, Inc. (the “Company”) by unanimous written consent approved Mr. John F. Murray to resign from the position of Chief Financial Officer for personal matters, and appointed Mr. Chunhui Shu to serve as Interim Chief Financial Officer of the Company, effective immediately.

Chunhui Shu, 37, has been serving as the Financial Controller of China Biopharma Limited, a wholly owned subsidiary of the Company since its inception in 2006. Meanwhile he also served as General Manager of Quantum Communications (China) Co., Ltd., a wholly owned subsidiary of China Biopharma Limited, from 2001 till present. From 1997 to 2001, he served as accounting supervisor at Hangzhou UT Starcom Co., Ltd. Mr. Shu received his bachelor degree in accounting from Zhejiang Radio & TV University in 1992.

Mr. Shu has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Shu had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOPHARMA, INC.

By:	/s/ Peter Wang
Name:	Peter Wang
Title:	Chief Executive Officer and Chairman of the Board

Date: November 13, 2007